Exhibit 99.1

NEWS RELEASE

CONTACT:		6110 Executive Blvd., Suite 800
Sara Grootwassink		Rockville, Maryland 20852
Chief Financial Officer		Tel 301-984-9400
Direct Dial: 301-255-0820		Fax 301-984-9610
E-Mail: sgrootwassink@writ.com		www.writ.com

Newspaper Quote: WRIT

Page 1 of 5	FOR IMMEDIATE RELEASE	April 18, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR

THE QUARTER ENDED MARCH 31, 2006

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	Q1 2006	Q1 2005
Net Income Per Share – Diluted	$0.25	$1.01
Funds from Operations (“FFO”) Per Share – Diluted	$0.54	$0.49

•	First quarter 2006 Net Income per fully diluted share was $0.25, slightly higher than the first quarter 2005 before impact of both the $0.76 per share for the $32.1 million gain on the sale of properties and the $0.01 per share impact of discontinued operations.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the first quarter 2006 was $0.54, representing a 10.2% increase over FFO per fully diluted share of $0.49 in the first quarter of 2005.

A reconciliation of net income to FFO is provided on the attached income statement.

“We are very pleased with our first quarter results, and I believe WRIT will achieve continued solid quarter to quarter performance,” said Edmund B. Cronin, Jr., Chairman, President and CEO.

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 72 properties consisting of 12 retail centers, 21 office properties, 9 medical office properties, 21 industrial properties and 9 multifamily properties. We also own land for development.

WRIT’s dividends have increased every year for 35 consecutive years. WRIT’s FFO per share has increased every year for 33 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2005 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2006	2005
Revenue
Real estate rental revenue	$50,925	$45,281

Expenses
Real estate expenses	15,517	14,189
Depreciation and amortization	11,968	10,537
General and administrative	2,656	2,231

	30,141	26,957

Other (expense) income:
Interest expense	(10,322)	(8,588)
Other income	170	114

	(10,152)	(8,474)

Income from continuing operations	10,632	9,850

Discontinued operations:
Income from operations of properties sold or held for sale	—	295
Gain on property disposed	—	32,089

Net Income	$10,632	$42,234

Income from continuing operations	$10,632	$9,850
Continuing operations real estate depreciation and amortization	11,968	10,537

Funds from continuing operations	$22,600	$20,387

Income from discontinued operations before gain on disposal	—	295
Discontinued operations real estate depreciation and amortization	—	28

Funds from discontinued operations	—	323

Funds from operations(1)	$22,600	$20,710

Tenant improvements	(2,695)	(1,805)
External and internal leasing commissions capitalized	(960)	(1,063)
Recurring capital improvements	(2,295)	(2,192)
Straight-line rents, net	(804)	(361)
Non real estate depreciation & amortization	495	407
Amortization of lease intangibles, net	5	50
Amortization of restricted share compensation	340	—

Funds Available for Distribution (2)	$16,686	$15,746

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Per Share Data
Income from continuing operations
(Basic)	$0.25	$0.24
(Diluted)	$0.25	$0.23
Net income
(Basic)	$0.25	$1.01
(Diluted)	$0.25	$1.01
Funds from continuing operations
(Basic)	$0.54	$0.49
(Diluted)	$0.54	$0.49
Funds from operations
(Basic)	$0.54	$0.49
(Diluted)	$0.54	$0.49
Dividends paid	$0.4025	$0.3925
Weighted average shares outstanding	42,052	41,866
Fully diluted weighted average shares outstanding	42,197	42,015

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2006	December 31, 2005(1)
Assets
Land	$233,265	$226,217
Income producing property	1,047,939	1,024,702

	1,281,204	1,250,919
Accumulated depreciation and amortization	(251,284)	(240,153)

Net income producing property	1,029,920	1,010,766
Development in progress	69,820	58,241

Total investment in real estate, net	1,099,740	1,069,007
Cash and cash equivalents	2,981	4,938
Restricted cash	2,401	1,764
Rents and other receivables, net of allowance for doubtful accounts of 2,972,340 and 2,915,655, respectively	26,955	25,258
Prepaid expenses and other assets	42,762	40,318

Total Assets	$1,174,839	$1,141,285

Liabilities
Accounts payable and other liabilities	$37,134	$32,728
Advance rents	5,532	5,572
Tenant security deposits	7,575	7,393
Mortgage notes payable	168,965	169,617
Lines of credit	59,000	24,000
Notes payable	520,000	520,000

Total Liabilities	798,206	759,310

Minority interest	1,687	1,670

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 42,182,800 and 42,138,966 shares issued and outstanding, respectively	422	421
Additional paid-in capital	406,098	405,112
Distributions in excess of net income	(31,574)	(25,228)

Total Shareholders’ Equity	374,946	380,305

Total Liabilities and Shareholders’ Equity	$1,174,839	$1,141,285

(1)	Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio (1) and All Properties

	Core Portfolio			All Properties
Sector	1st QTR 2006		1st QTR 2005	1st QTR 2006	1st QTR 2005

Multifamily	90.8	%(2)	92.3%	90.8%	92.3%
Office Buildings	91.1%		86.8%	91.1%	86.1%
Medical Office	98.8%		98.6%	98.8%	98.6%
Retail Centers	99.4%		96.4%	99.5%	96.4%
Industrial/Flex Centers	92.9%		95.0%	93.5%	95.0%

Overall Portfolio	93.2%		91.4%	93.4%	91.1%

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2006 and Q1 2005, core portfolio properties exclude Tycon Plaza II, Tycon Plaza III, 7700 Leesburg Pike, Frederick Crossing, DBP Coleman Building, Albemarle Point, Pepsi Distribution Center and Hampton Overlook & Hampton South.
(2)	Multifamily occupancy level for Q1 ‘06 is 91.7% without the impact of units off-line for planned renovations at 2 properties, Bethesda Hill and Munson Hill. The overall portfolio is 93.4% without this impact.

Acquisition Summary

	Acquisition Date	Square Feet	Leased Percentage at Acquisition	March 31, 2006 Leased Percentage(1)	Investment (in thousands)
Hampton Overlook	02/14/06	134,700	88%	88%	$10,040
Capital Heights, MD

Hampton South	02/14/06	168,300	63%	63%	$13,060
Capital Heights, MD

Total					$23,100

(1)	At acquisition and March 31st, the Hampton portfolio was 74% leased. Excluding the recently completed vacant Phase II building 20 Hampton South, the portfolio is 93.3% leased.

Subsequent Event

On April 12, 2006, WRIT acquired Alexandria Professional Center, a twelve-story medical office building totaling 113,048 SF, for $26.9 million. The property is located in Alexandria, Virginia and is 100% leased.

On April 14, 2006, WRIT purchased 9707 Medical Center Drive, a three-story medical office building totaling 38,367 SF, for $15.8 million. The property is located in Rockville, Maryland and is 100% leased.

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 1st Quarter on Wednesday, April 19, 2006 at 11:00 AM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	6796715

The instant replay of the Conference Call will be available until May 1, 2006 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	6796715

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.